77Q1(d) - Exhibits

ARTICLES SUPPLEMENTARY TO
ARTICLES OF INCORPORATION OF
LORD ABBETT DEVELOPING GROWTH
FUND, INC.

       LORD ABBETT DEVELOPING
GROWTH FUND, INC. (hereinafter called the
"Corporation"), a Maryland corporation having its principal office c/o The Prentice-Hall
Corporation System, 7 St. Paul Street, Suite
1660, Baltimore, Maryland 21202, hereby
certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST:  The Corporation presently has
authority to issue 1,250,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,250,000.
The Board of Directors has previously classified and designated
875,000,000 authorized shares as Class A shares, 40,000,000 authorized shares as Class B shares, 25,000,000 authorized shares as Class C shares, 30,000,000 authorized shares as Class F shares, 100,000,000 authorized shares as Class I shares, 30,000,000 authorized shares as Class P shares, 30,000,000 authorized shares as Class R2 shares, 30,000,000 authorized shares as Class R3 shares, 30,000,000 authorized shares as Class R4 shares, 30,000,000 authorized shares as Class R5 shares, and 30,000,000 authorized shares as Class R6 shares.

       SECOND: In accordance with  2-
105(c) of the Maryland General Corporation
Law, the number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 1,380,000,000, of the par value $.001 each, having an aggregate par value of $1,380,000.

       THIRD:  Pursuant to the authority of
the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies the 130,000,000 newly authorized but unissued shares, as follows: 10,000,000 shares to Class C, 10,000,000 shares to Class F,
100,000,000 shares to Class I, and 10,000,000
shares to Class R3. Immediately following the filing of these Articles Supplementary to Articles of Incorporation, there shall be 875,000,000 authorized shares of Class A shares, 40,000,000 authorized shares of Class B shares, 35,000,000 authorized shares of Class C shares, 40,000,000 authorized shares of Class F shares, 200,000,000 authorized shares of Class I shares, 30,000,000 authorized shares of Class P shares, 30,000,000 authorized shares of Class R2 shares, 40,000,000 authorized shares of Class R3 shares, 30,000,000 authorized shares of Class R4 shares, 30,000,000 authorized shares of Class R5 shares, and 30,000,000 authorized shares of Class R6 shares.

       FOURTH:  Subject to the power of the
Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

       FIFTH:  The Corporation is registered
as an open-end company under the Investment
Company Act of 1940. The shares of stock of the Corporation hereby classified as specified in Article Third above have been duly classified by the Board of Directors under the authority contained in the Articles.

       SIXTH:  Pursuant to  2-208.1(d)(2) of
the Maryland General Corporation Law, the articles supplementary to the Articles set forth herein shall become effective on February 20, 2015.



IN WITNESS WHEREOF, the
Corporation has caused these presents to be signed in its name and on its behalf by its Vice
President and Secretary and witnessed by its Vice President and Assistant Secretary on
February 13, 2015.

LORD ABBETT
DEVELOPING GROWTH FUND, INC.

By:/s/Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary




WITNESS:


/s/Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary


THE UNDERSIGNED, Vice President
and Secretary of LORD ABBETT
DEVELOPING GROWTH FUND, INC., who
executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


/s/Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary